Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of January 16, 2026 (the “Effective Date”) by and among Go My Rx, Inc., a Wyoming corporation (the “Company”), Go Biz Holdings, LLC, a Wyoming limited liability company (“Seller”) and each of the following purchasers listed on Exhibit A (each, a “Purchaser” and collectively, the “Purchasers”).

1. Sale of Shares. Subject to the terms and conditions of this Agreement, the Seller hereby issues and sells to each Purchaser, and each Purchaser hereby purchases from the Seller, that number of shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), for a total purchase price as set forth on Exhibit A (the “Purchase Price”).

2. Payment of Purchase Price. Each Purchaser shall deliver payment of the Purchase Price to the Company on or before the Effective Date by, at the option of each Purchaser, (a) cash, (b) check, (c) wire transfer, and/or (d) contribution of services or property, as described in Exhibit A.

3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

(a) The Company is duly organized, validly existing, and in good standing under the laws of the State of Wyoming.

(b) The Shares, when issued and delivered, will be duly authorized, validly issued, fully paid, and non-assessable, free and clear of all liens imposed by the Company, other than restrictions on transfer imposed by this Agreement.

(c) The execution, delivery, and performance of this Agreement (i) have been duly authorized by all necessary corporate action, (ii) does not contravene the terms of its organizational documents or any amendment thereof and (iii) will not violate, conflict with or result in any breach or contravention of any of its contractual obligations, or any order or decree directly relating to it.

4. Representations and Warranties of the Seller. Seller represents and warrants to each Purchaser that:

(a) Seller is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of formation.

(b) Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c) The execution, delivery, and performance by Seller have been duly authorized by all necessary organizational action.

(d) Seller is the sole record and beneficial owner of the Shares, free and clear of all liens other than restrictions under applicable securities laws.

(e) Upon Closing, Buyer will acquire good and valid title to the Shares, free and clear of all liens (other than restrictions under applicable securities laws), assuming Buyer has delivered the Purchase Price pursuant to Section 2.

(f) The execution, delivery, and performance by Seller of this Agreement do not and will not (i) violate Seller’s organizational documents, or (ii) violate any applicable law or order binding on Seller, except where any such violation would not reasonably be expected to be material to Seller’s ability to timely consummate the transactions contemplated hereby.

(g) To Seller’s knowledge, no consent, approval, authorization, or permit of, or filing with, any governmental authority is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement, except (i) as may be required under applicable securities laws, and (ii) those that, if not obtained, would not reasonably be expected to be material to Seller’s ability to timely consummate the transactions.

5. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that:

(a) Such Purchaser has full power and authority to enter into this Agreement.

(b) Such Purchaser is acquiring the Shares for investment for its own account and not with a view to resale in violation of securities laws.

(c) Such Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold or otherwise transferred except pursuant to a valid exemption or registration.

(d) Each Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act.

(e) Such Purchaser has been provided a copy of the Company’s Bylaws in effect at the time of execution, and such purchaser has read the Bylaws and agrees to be bound by the Bylaws.

6. Legend. If shares are issued in certificated form, certificates or records representing the Shares shall bear a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”). They may not be sold, transferred, or otherwise disposed of except in compliance with said Act and applicable state securities laws.”

7. Due Diligence. Each Purchaser acknowledges that it has had adequate opportunity to ask questions of, and receive answers from, Seller and the Company regarding the Company and the transactions contemplated hereby, and to obtain such additional information as Purchaser has deemed necessary to verify the accuracy of the representations and warranties expressly made herein. Purchaser is relying solely on such representations and warranties and its own investigation in connection with its decision to purchase the Shares.

8. No Public Offering Intent. Each Purchaser acknowledges that the issuance of the Shares is intended to qualify for the exemption from registration under Section 4(a)(2) of the Act and Rule 506 promulgated thereunder.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

10. Vesting. All Shares purchased by the Purchasers shall be fully vested as of the Effective Date.

11. Tax Matters. Each Purchaser acknowledges that the Shares may be subject to income tax and agrees to consult its own tax advisor. Each Purchaser may elect to file an election under Section 83(b) of the Internal Revenue Code within thirty (30) days of the Effective Date, if applicable.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings.

13. Amendment and Waiver. This Agreement may be amended or waived only by a written instrument signed by the Company and Purchasers holding a majority of the Shares issued hereunder.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the Effective Date.

COMPANY

Go My Rx, Inc., a Wyoming corporation

/s/ Garry Westbrook
By:	Garry Westbrook
Its:	Authorized Agent
Date: 2026-01-12

SELLER

Go Biz Holdings, LLC, a Wyoming limited
liability company

/s/ George T. Blackmore
By:	George T. Blackmore, Esq.
Its:	Authorized Agent
Date: 2026-01-12

PURCHASER

VSEE Health Inc., a Delaware corporation,

/s/ Imoigele Aisiku
By:	Imoigele Aisiku
Its:	Co-Ceo VSee Health Inc
Date: 1/16/2026

EXHIBIT A

Purchaser	Number of Shares	Price per Share	Total Purchase Price	Consideration Type
VSEE Health Inc.			$2,000,000	Stock